VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE

Control No. **Maximum Primary Subscription Shares Available**

THE GABELLI EQUITY TRUST INC.
SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.001 par value per share, of The Gabelli Equity Trust Inc. (the "Fund"), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares of Common Stock may be purchased by a Rights holder if such shares are available, or if Secondary Over-Subscription shares are issued by the Fund, and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

Registered owners of The Gabelli Equity Trust Inc. will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. *To request a share certificate, participants in the offer must check Box D on the reverse side of the Subscription Certificate below.* Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. *Share certificates for those shareholders that request a share certificate will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.*

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to Computershare Shareholder Serivces, Inc. will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE

Control No. **Rights Represented by this Subscription Certificate**

CUSIP No. 362397101 **Maximum Primary Subscription Shares Available**

THE GABELLI EQUITY TRUST INC.
SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK
(Complete appropriate section on reverse side of this form)

The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the shares of Common Stock, $.001 par value, of The Gabelli Equity Trust Inc. (the "Fund"), in the ratio of one share of Common Stock for each seven Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Shareholder if such shares are available, or if Secondary Over-Subscription shares are issued by the Fund, and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Registered owners of The Gabelli Equity Trust Inc. will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. *To request a share certificate, registered shareholders should check Box D on the reverse side of this form.* Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right, seven Rights and the Subscription Price are required for each share of Common Stock. To subscribe for additional shares of Common Stock pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of $7.00 per share must accompany the Subscription Certificate. See reverse side of forms.

To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 105 rights (100 rights will be AUTOMATICALLY rounded up to 105 rights, the nearest number of rights divisible by seven)

105 rights divided by 7 = 15 primary shares

The maximum number of primary subscription shares would be 15.

A. 15 x $7.00 = $105
(No. of shares)

If you are not subscribing for your full Primary Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Shareholder has indicted an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date October 26, 2005 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION

To: **Computershare Shareholder Services**
Attention: Corporate Actions

By Mail:
P.O. Box 859208
Braintree, MA 02185-9208

By Overnight Courier:
161 Bay State Drive
Braintree, MA 02184

By Hand:
Computershare Shareholder Services
Floor 11
17 Battery Park Place
New York, NY 10004

A. Primary Subscription (7 Rights = 1 share) __________ x$7.00= $________ (No. of Shares) (Purchase Price)

B. Over-Subscription Privilege __________ x$7.00= $________(1) (No. of Shares) (Purchase Price)

C. Amount of Check Enclosed (or amount in notice of guaranteed delivery) = $________

D. IF YOU WISH TO RECEIVE A SHARE CERTIFICATE, CHECK HERE ☐

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line E or on line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

____

____

Signature(s) of Subscriber(s)

____

Address for delivery of Shares if other than shown on front

If permanent change of address, check here ☐

Please give your telephone number: (   ) ______________________

Please give your e-mail address: ______________________

E. Sell any Remaining Rights ☐

F. Sell all of my Rights ☐

(1) The Over-Subscription Privilege can be exercised only by a Record Date Shareholder, as described in the Prospectus, and only if the Rights initially issued to him are exercised to the fullest extent possible.

SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F above):
For value received, ________ of the Rights represented by the Subscription Certificate are assigned to:

____

(Print Full Name of Assignee)

____

(Print Full Address)

____

Signature(s) of Assignee(s)

IMPORTANT: The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your signature must be guaranteed by:
a) a commercial bank or trust company or
b) a member firm of a domestic stock exchange or
c) a savings bank or credit union.

Signature ______________________________
(Name of Bank or Firm)

Guaranteed By: ______________________________
(Signature of Officer and Title)